Exhibit 99.2

On March 15, 2019, Wound Management Technologies, Inc., a Texas corporation doing business as WNDM Medical Inc. (“WNDM”), executed and closed an agreement with CGI Cellerate RX, LLC, an affiliate of The Catalyst Group, Inc. (Catalyst) of Houston, Texas, for WNDM to acquire the remaining 50% equity interest in Cellerate, LLC not then owned by WNDM. Prior to this agreement, WNDM and CGI Cellerate RX, LLC each owned a 50% equity interest in Cellerate, LLC and shared equally in profits and losses and management of the company. After closing the acquisition, WNDM owned 100% of Cellerate, LLC. WMDM acquired the remaining 50% equity interest in Cellerate, LLC in exchange for the issuance to Catalyst of 1,136,815 shares of WNDM’s Series F Convertible Preferred Stock.

The acquisition of CGI’s interest in Cellerate, LLC was accounted for as a reverse merger and recapitalization because, immediately following the completion of the transaction, CGI could obtain effective control of WNDM upon exercise of its convertible preferred stock and promissory note both of which could occur at CGI’s option.

The following unaudited pro forma combined balance sheet as of December 31, 2018 as well as the unaudited combined statement of operations for the year ended December 31, 2018, presented herein, gives effect to the reverse merger as if the transaction had occurred at the beginning of 2018.

Cellerate, LLC and Sanara MedTech Inc.
Pro Forma Combined Balance Sheet
As of December 31, 2018 (unaudited)

		Sanara	Pro Forma		Pro Forma
	Cellerate LLC	MedTech Inc.	Adjustments		Combined
Assets
Current assets
Cash	$176,421	$731,849	$-		$908,270
Accounts receivable, net of allowance for bad debt	1,022,500	164,459	-		1,186,959
Royalty receivable	-	50,250	-		50,250
Inventory, net of allowance for obsolescence	465,315	-	-		465,315
Prepaid and other assets	26,445	31,926	-		58,371
Total current assets	1,690,681	978,484	-		2,669,165

Long-term assets:
Property and equipment, net of accumulated depreciation	18,777	52,827	-		71,604
Intangible assets, net of accumulated amortization	-	52,266	-		52,266
Investment Cellerate LLC	-	1,958,463	(1,958,463)	A	-
Total long-term assets	18,777	2,063,556	(1,958,463)		123,870

Total assets	$1,709,458	$3,042,040	$(1,958,463)		$2,793,035

Liabilities and shareholders' equity

Current liabilities
Accounts payable	$156,727	$54,179	$(52,065)	B	$158,841
Accounts payable - related parties	36,203	63,288	52,065	B	151,556
Accrued royalties and payables	228,606	34,214	-		262,820
Accrued bonus and commission	701,125	241,849	-		942,974
Deferred rent	-	10,474	-		10,474
Total current liabilities	1,122,661	404,004	-		1,526,665

Long-term liabilities
Convertible notes payable	-	1,500,000	(1,500,000)		-
Accrued interest	-	25,978	(25,978)		-
Convertible notes payable - related parties	-	-	1,500,000		1,500,000
Accrued interest - related parties	-	-	25,978		25,978
Total long-term liabilities	-	1,525,978	-		1,525,978

Total liabilities	1,122,661	1,929,982	-		3,052,643

Shareholders' deficit and members’ capital
Series F Convertible Preferred Stock, $10 par value, 1,200,000 shares authorized; 1,136,815 issued and outstanding as of December 31, 2018	-	-	11,368,150	C	11,368,150
Common Stock: $.001 par value; 20,000,000 shares authorized; 2,366,465 issued and 2,366,424 outstanding as of December 31, 2018	-	236,647	(234,281)	D	2,366
Additional paid-in capital	448,511	48,356,467	(59,950,823)	E	(11,145,845)
Treasury stock	-	(12,039)	-		(12,039)
Retained earnings (accumulated deficit)	138,286	(47,469,017)	46,858,491	E, F	(472,240)
Total shareholders' deficit and members’ capital	586,797	1,112,058	(1,958,463)		(259,608)

Total liabilities and shareholders' deficit and members’ capital	$1,709,458	$3,042,040	$(1,958,463)		$2,793,035

Pro Forma Reference
A - to remove Sanara MedTech's equity method investment in Cellerate, LLC
B - to reclassify related party payables as a result of the reverse merger
C - to reflect the issuance of preferred stock as part of reverse merger
D - to reflect 1 for 100 reverse stock split
E - to restate Sanara MedTech's paid-in capital and accumulated deficit as a result of the recapitalization of the business
F - to remove Sanara MedTech's current year net income related to its equity method investment in Cellerate, LLC

Cellerate, LLC and Sanara MedTech Inc.
Pro Forma Combined Statement of Operations
For the Twelve Months Ended December 31, 2018 (unaudited)

	Cellerate, LLC September 1 through December 31, 2018	Sanara MedTech Inc. January 1 through December 31, 2018	Pro FormaAdjustments		CombinedDecember 31, 2018

Revenues	$3,006,320	$5,837,839	$-		$8,844,159

Cost of goods sold	371,421	507,418	-		878,839

Gross profit	2,634,899	5,330,421	-		7,965,320

Operating expenses
Selling, general and administrative expenses	2,519,469	5,735,833	-		8,255,302
Depreciation and amortization	511	83,890	-		84,401
Bad debt expense	-	12,558	-		12,558
Total operating expenses	2,519,980	5,832,281	-		8,352,261

Operating income / (loss)	114,919	(501,860)	-		(386,941)

Other income / (expense)
Gain on Equity Method Investment in Cellerate, LLC	-	9,951	(9,951)	G	-
Other income (expense)	23,367	(22,078)	-		1,289
Interest expense	-	(86,587)	-		(86,587)
Total other income / (expense)	23,367	(98,714)	(9,951)		(85,298)

Net income / (loss)	138,286	(600,574)	(9,951)		(472,239)

Series C preferred stock dividends	-	(28,061)	-		(28,061)
Series C preferred stock inducement dividends	-	(103,197)	-		(103,197)

Net income / (loss) available to common stockholders	$138,286	$(731,832)	$(9,951)		$(603,497)

Basic income (loss) per share of common stock	$-	$-	$-		$(0.28)

Diluted income (loss) per share of common stock	$-	$-	$-		$(0.28)

Weighted average number of common shares outstanding basic	N/A	217,163,538	(214,991,903)	H	2,171,635

Weighted average number of common shares outstanding diluted	N/A	217,163,538		H	2,171,635

Pro Forma Reference
G - to remove Sanara MedTech's current year net income related to its equity method investment in Cellerate, LLC
H - to reflect 1 for 100 reverse stock split